                                                                    Exhibit 16.1

                                                                          MORGAN
                                                                       & COMPANY
                                                           CHARTERED ACCOUNTANTS

November 23, 2005

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549  USA

Dear Sirs:

RE:     DARWIN RESOURCES CORP.
        (NOW KNOWN AS HEALTH BENEFITS DIRECT CORPORATION
        FILE REF. NO. 333-123081)
--------------------------------------------------------

We were previously the principal  accountants for Darwin  Resources Corp. and we reported on the consolidated  financial  statements of Darwin Resources Corp. as for the period from  inception,  October 21, 2004,  to January 31,  2005.  As of
November 23, 2005, we were not engaged as the principal  accountants  for Darwin
Resources Corp. We have read Darwin Resources Corp.'s statements under Item 4 of its Form 8-K , dated November 23, 2005, and we agree with such statements.

For the most recent fiscal period  through to November 23, 2005,  there has been no  disagreement  between  Darwin  Resources  Corp.  and Morgan & Company on any
matter of accounting principles or practices, financial statement disclosure, or auditing  scope  or  procedure,  which  disagreement,  if  not  resolved  to the satisfaction of Morgan & Company would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

"Morgan & Company"

Chartered Accountants

Tel: (604) 687-5841          MEMBER OF             P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075            JHI          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                                      Vancouver, B.C.  V7Y 1A1